EXHIBIT 21

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                       Subsidiaries of the Registrant



AMI License Corp.                                  Atlantic Microsystems, Inc.
Baltimore Choice Television, Inc.                  Baltimore License, Inc.*
Buffalo Choice Television, Inc.                    Buffalo License, Inc.*
CAI/AMI Spectrum Management, Inc.                  CAI CT Holdings Corp.
CAI Data Systems, Inc.                             CAI Development, Inc.
CAI Satellite Communications, Inc.                 CAI Wireless Internet, Inc.
Chenango Associates, Inc.                          Commonwealth Choice Television, Inc.
Commonwealth License, Inc.*                        Communications Transport, Inc.
Connecticut Choice Television, Inc.                Connecticut License, Inc.*
Eastern New England TV, Inc.                       Eastern New England License, Inc.*
Greater Albany Wireless Systems, Inc.              Greater Albany License, Inc.*
Greensboro Choice Television, Inc.                 Greensboro License, Inc.*
Hampton Roads Wireless, Inc.                       Hampton Roads License, Inc.*
Housatonic Wireless, Inc.                          Long Island Choice Television, Inc.
Long Island License, Inc.*                         Memphis Choice Television, Inc.
Memphis License, Inc.*                             MMDS Satellite Ventures, Inc.
New York Choice Television, Inc.                   New York License, Inc.*
Niskayuna Associates, Inc.                         Onondaga Wireless, Inc.
Onteo Associates, Inc.                             PC License, Inc.*
Philadelphia Choice Television, Inc.               Pittsburgh Choice Television, Inc.
Pittsburgh License, Inc.*                          Rochester Choice Television, Inc.
Rochester License, Inc.*                           Springfield License, Inc.
Syracuse Choice Television, Inc.                   Syracuse License, Inc.*
Washington Choice Television, Inc.                 Washington License, Inc.*
Winston-Salem Choice Television, Inc.              Winston-Choice License, Inc.*

*   Indirect subsidiaries


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